EXHIBIT 23(b)






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Profitt's, Inc. on Form S-3 of our report dated March 3, 1995 of Younkers, Inc., appearing in and incorporated by reference in the Annual Report on Form 10-K of Profitt's Inc. for the year ended February 3, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche, LLP
- ---------------------------
Des Moines, Iowa
August 7, 1996